Exhibit 99.1

Spare Backup, Inc. Launches ‘Corporate Protection Products’ Line by Inking Partnership Deal With Leading Electronics Manufacturer

Wednesday July 30, 8:50 am ET

Market Demand Fuels Company’s Decision to Expand Enterprise Capabilities of its Popular Automated, Online Backup Applications

PALM DESERT, Calif., July 30 /PRNewswire-FirstCall/ -- Spare Backup, Inc. (OTC Bulletin Board: SPBU - News), a leading provider of automated, online backup applications, has today announced the expansion of its enterprise-level “Corporate Protection Products” with the receipt of its first purchase order from VAIO North America, a division of Sony Electronics.

This announcement comes on the heels of Spare Backup’s recent focus on enterprise-level solutions, bringing its reliable, automated data storage services to IT managers and business executives at large corporations around the globe.

“We are very pleased that Sony’s VAIO division has chosen to use Spare Backup for its enterprise storage needs,” said Cery Perle, CEO of Spare Backup, Inc. “Within days of making this information public, we have already been approached by other large corporations that are interested in aligning themselves with Spare Backup, and we are confident that our revenue in the Third Quarter will only continue to increase because of this.”

With Spare Backup’s “Corporate Protection Products” line, system administrators using the software will have the ability to define business rules for protecting and preserving their valuable corporate assets on business-class desktops, laptops and Windows servers. Account status and passwords can be changed and secure license keys can be distributed in a matter of seconds, all on an easy-to-use web interface.

Additionally, the “Corporate Protection Products” line provides customizable choices, such as backup throttling to minimize CPU usage on slower machines and an auto pause feature to ensure that a backup does not affect computer usage. It even includes a bandwidth throttling to ensure that backups do not utilize the entire Internet bandwidth and slow down other Internet-intensive programs.

To ensure the utmost in security, data stored using Spare Backup is first encrypted and then housed in Tier-3 data centers, which are the most secure back office protection methods currently on the market. The “Corporate Protection Products” line’s predictive software also determines when a disk failure might occur and moves the data to a healthy drive to offer the ultimate in data protection.

“Even the most reliable hard drives have an eventual failure rate of 100%, and large and small companies alike are haunted by the realization that their important corporate files are at risk,” continued Perle. “Now that we’ve helped a substantial number of small- to mid-sized businesses alleviate the headaches caused by lost data, we are looking forward to doing the same at the enterprise level.”

For additional information, visit http://www.sparebackup.com. For media relations, please contact Maria-Christina Zajac at Avalanche Strategic Communications, 201-488-0049 or maria-christina@avalanchepr.com.

About Spare Backup, Inc.:

Spare Backup, Inc. specializes in helping consumers, small office/home office users, and small to mid-sized businesses protect their computer data quickly, automatically and cost-effectively. The company’s flagship Spare Backup product is the first totally automated online backup service that intelligently selects, secures and stores files without any user intervention, automatically backing up documents, email, music, photos and other PC files on a continuous basis or according to the schedule of the user’s choice. The company is headquartered in Palm Desert, California.

Safe Harbor Statement:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the company’s behalf. All statements, other than statements of historical facts, which address the company’s expectations of sources of capital or which express the company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Such statements made by the company are based on knowledge of the environment in which it operates, but because of the possibility of unknown factors, as well as other factors beyond the control of the company, actual results may differ materially from the expectations expressed in the forward-looking statement. An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully all risk factors and other information in our annual report and quarterly filings before deciding to invest in our common stock. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Press Contact: Maria-Christina Zajac
One University Plaza, Suite 407
Hackensack, New Jersey 07601
maria-christina@avalanchepr.com
tel: 201.488.0049
fax: 201.488.1550

Source: Spare Backup, Inc.